Exhibit 15.1

January 28, 2026

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

We are aware that our report dated January 28, 2026, on our review of the interim financial information of Microsoft Corporation and subsidiaries (“Microsoft”) appearing in Microsoft’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, is incorporated by reference in Registration Statement Nos. 333-109185, 333-118764, 333-52852, 333-132100, 333-161516, 333-75243, 333-185757, 333-221833, 333-292490, and 333-292496 on Form S-8 and Registration Statement No. 333-283760 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington